UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 13, 2011

KOPIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 John Hancock Road, Taunton, MA	02780
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (508) 824-6696

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Subsequent to the filing of its 2009 Annual Report on Form 10-K (the “Form 10-K”) , Kopin Corporation (“Kopin”) learned that certain information contained in its Named Executive Officer Summary Compensation Table in its 2010 Definitive Proxy Statement on Schedule 14A filed on March 17, 2010 (the “Proxy Statement”) which was incorporated by reference in its Form 10-K was incorrect. Kopin noted that all compensation disclosure amounts for fiscal year 2009 were correct , however there were mathematical inaccuracies in the total column which resulted in an overstatement the Chief Executive Officer, Chief Financial Officer and two Vice Presidents’ total compensation for fiscal years 2008, two Vice Presidents’ total compensation was understated for 2007, Messrs. Sneider, Tsaur, and Hill’s fiscal year 2007 salaries were understated in the range of $15,000 to $25,000 and Mr. Hill’s 2008 salary amount was understated $5,000. Kopin further notes that in discussions with the Staff regarding the inaccuracies, Kopin determined that while it does not believe amendment of its Form 10-K is required to reflect these inaccuracies, disclosure of the corrected compensation amounts on Form 8-K would be appropriate.

Item 8.01.	Other Events.

The table set forth below is our revised Named Executive Officer Summary Compensation Table with respect to our Proxy Statement which table has been revised to correct the inaccuracies noted above.

Name and Principle Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(1)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-Qualified Deferred Compensation ($)(3)	All Other Compensation ($)(4)	Total
John C.C. Fan President, Chief Executive Officer, Chairman of the board	2009	$495,000	—	$1,807,296	—	$29,567	—	$4,935	$2,336,798
	2008	$495,000	—	$344,008	—	$70,403	—	$4,875	$914,286
	2007	$495,000	—	$800,908	—	$100,000	—	$4,175	$1,400,083
Richard A. Sneider Treasurer and Chief Financial Officer	2009	$300,000	—	$305,934	—	$12,178	—	$4,575	$622,687
	2008	$300,000	—	$53,136	—	$25,010	—	$4,350	$382,496
	2007	$300,000	—	$132,048	—	$25,000	—	$4,175	$461,223
Boryeu Tsaur Executive Vice President—Display Operations	2009	$325,000	—	$199,746	—	$5,428	—	$4,650	$534,824
	2008	$325,000	—	$23,685	—	$53,618	—	$4,350	$406,653
	2007	$325,000	—	$379,381	—	$25,000	—	$4,075	$733,456
Daily S. Hill Senior Vice President III-V Operations	2009	$270,000	—	$149,507	—	$17,394	—	$4,260	$441,161
	2008	$270,000	—	$75,896	—	$0	—	$4,260	$350,156
	2007	$265,000	—	$195,000	—	$25,000	—	$3,975	$488,975
Michael Presz Vice President of Government Programs	2009	$225,000	—	$191,329	—	$5,324	—	$4,350	$426,003
	2008	$225,000	—	$23,232	—	$41,789	—	$4,125	$294,146
	2007	$210,000	—	$114,505	—	$25,000	—	$3,975	$353,480

(1)	The amounts in the column reflect the number of shares on the grant date multiplied by the closing share price of the Company’s stock as listed on NASDAQ. For shares issued subject to the 2010 Incentive Plan or other performance conditions, the number of shares was first multiplied by a probability estimate that the performance conditions of the 2010 Incentive Plan would be met. If the all of the performance conditions are met the value of the 2009 restricted stock awards would be as follows:

Officer	Restricted Stock Award Value
John C.C. Fan	$1,989,826
Richard A. Sneider	$390,017
Boryeu Tsaur	$250,365
Daily S. Hill	$185,867
Michael Presz	$218,788

For the years 2008 and 2007, the actual number of shares earned under the incentive plans in place during those years was used in the calculation. See notes 1 and 5 of the consolidated financial statements, regarding assumptions underlying valuation of equity awards. The amounts shown under the year “2007” were proposed by the Compensation Committee on December 10, 2007, however, the Company was delinquent in the filing of its Form 10-K because of a review of its historical equity award granting practices and therefore a condition of the award was that the Company becomes compliant with its periodic filing requirements. The Company achieved compliance on April 3, 2008 and the equity awards were granted. On December 2, 2008 the Compensation Committee granted Dr. John Fan 75,000 and 50,000 shares of restricted stock subject to remaining with the Company for four years and the Company’s display product line meeting certain product development milestones, respectively. In addition, these grants were subject to the Company filing its Form 10-K for the year ended December 27, 2008. The Company filed its Form 10-K for the 2008 fiscal year end on March 10, 2009. For the purposes of this table the Company is showing the equity awards that were subject to the Company filing its Form 10-K in the year the Compensation Committee recommended the terms of the grant and not in the year that the grant actually occurred as this reflects the normal year end compensation practices of the Company.

(2)	The amounts reflect cash bonus payments earned with respect to annual incentive plans for services performed in 2009, 2008 or 2007.
(3)	We do not maintain any pension or non-qualified deferred compensation plan.
(4)	Amounts represent the Company’s matching contributions under the Company’s 401(k) Plan ranging from $3,450 to $3,675 per year and premiums paid for life insurance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated: January 13, 2011	By:	/S/ RICHARD A. SNEIDER
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)